UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2013

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 4, 2013, Nuclear Energy Holdings LLC (“NEH”), a wholly owned special purpose subsidiary of the Shaw Group Inc, (the “Company” or “Shaw”), sold its 20% equity interest (the “Shares”) in Toshiba Nuclear Energy Holdings (US) Inc. and Toshiba Nuclear Energy Holdings (UK) Limited, and their subsidiaries (“Westinghouse”) to Toshiba Corp. (“Toshiba”). Toshiba purchased the Shares at a price of $124.7 billion JPY, the price prescribed in the Put Option Agreements (“Put Options”) entered into by the parties at the time of NEH’s original investment. The cash proceeds were deposited in trust to fund 96.7% of the future repayment of limited recourse bonds issued through the Japanese private placement market to fund NEH’s investment in Westinghouse (the “Westinghouse Bonds”). NEH will separately fund the Trust with the remaining 3.3%, $4.3 billion JPY, of the principal amount of the Westinghouse Bonds, plus the regularly scheduled semi-annual interest payment by March 15, 2013. The Trustee will repay the Westinghouse Bonds at their maturity on March 15, 2013.

Item 9.01.  Financial Statements and Exhibits.

(b)   Pro Forma Financial Information.

An unaudited pro forma consolidated balance sheet for the Company as of November 30, 2012 and unaudited pro forma consolidated statements of operations for the Year Ended August 31, 2012, and for the Three Months Ended November 30, 2012 are set forth in Exhibit 99.1 and are incorporated by reference in this Item 9.01. This financial information is based on the historical financial statements of The Shaw Group, Inc, including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of NEH’s sale of its 20% equity interest in Westinghouse on January 4, 2013 as if settlement and required repayment of the limited recourse bonds had occurred on November 30, 2012 for the balance sheet and as of the beginning of the period presented for the statements of operations for the Year Ended August 31, 2012 and for the Three Months Ended November 30, 2012. The actual financial results from the sale will differ from the results included in the pro forma statements.

(d)   Exhibits.

Exhibit 99.1         Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC.
(Registrant)

Date: January 4, 2013	By:	/s/ John Donofrio
John Donofrio
Executive Vice President, General Counsel and Corporate Secretary